Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors or officers of Bristol-Myers Squibb Company, a Delaware corporation (the “Company”), which is to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3, and any amendments or supplements thereto under the Securities Act of 1933, as amended, with respect to this offering of securities, hereby constitutes and appoints James M. Cornelius, Chairman of the Board and Chief Executive Officer, and Sandra Leung, Senior Vice President, General Counsel and Corporate Secretary, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her or in his or her name, place and stead, in any and all capacities to sign, or cause to be signed electronically, and file (i) such registration statement with all exhibits thereto and other documents in connection therewith, (ii) any and all amendments, post-effective amendments and supplements thereto and (iii) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ JAMES M. CORNELIUS	Chairman of the Board and Chief Executive Officer	April 28, 2008
James M. Cornelius

/s/ JEAN-MARC HUET	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 28, 2008
Jean-Marc Huet

/s/ JOSEPH C. CALDARELLA	Vice President and Controller (Principal Accounting Officer)	April 28, 2008
Joseph C. Caldarella

/s/ LEWIS B. CAMPBELL	Lead Independent Director	April 28, 2008
Lewis B. Campbell

/s/ LOUIS J. FREEH	Director	April 28, 2008
Louis J. Freeh

/s/ LAURIE H. GLIMCHER, M.D.	Director	April 28, 2008
Laurie H. Glimcher, M.D.

/s/ MICHAEL GROBSTEIN	Director	April 28, 2008
Michael Grobstein

/s/ LEIF JOHANSSON	Director	April 28, 2008
Leif Johansson

/s/ ALAN J. LACY	Director	April 28, 2008
Alan J. Lacy

/s/ JAMES D. ROBINSON III	Director	April 28, 2008
James D. Robinson III

/s/ VICKI L. SATO, PH.D.	Director	April 28, 2008
Vicki L. Sato, Ph.D.

/s/ TOGO D. WEST	Director	April 28, 2008
Togo D. West

/s/ R. SANDERS WILLIAMS, M.D.	Director	April 28, 2008
R. Sanders Williams, M.D.